SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934


Filed by the Registrant [ X ] Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[  ]            Preliminary Proxy Statement
[  ]            Confidential, for Use of the Commission Only
                  (as permitted by Rule 14a-6(e)(2))
[ X]            Definitive Proxy Statement
[  ]            Definitive Additional Materials
[  ]            Soliciting Material Pursuant to '240.14a-11(c) or
                  240.14a-12

                             GLOBAL DIRECTMAIL CORP
                (Name of Registrant as Specified in Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

         [ X]        No fee required
         [  ]        Fee computed on table below per Exchange Act
                       Rules 14a-6(i)(1) and 0-11.

                    (1) Title of each class of securities to which transaction applies:

                    (2) Aggregate number of securities to which transaction applies:

                    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                    (4)  Proposed maximum aggregate value of transaction:

                    (5)  Total fee paid:


          [  ]   Fee previously paid with preliminary materials.

          [  ]   Check box if any part of the fee is offset as provided by
                 Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                    (1)  Amount Previously Paid:

                    (2)  Form, Schedule or Registration Statement No.:

                    (3)  Filing Party:

                    (4)  Date Filed:

                             Global DirectMail Corp
                              22 Harbor Park Drive
                         Port Washington, New York 11050
                                 ---------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 ---------------


     The 1998 Annual Meeting of the Stockholders of Global DirectMail Corp will be held at the offices of the Company, 11 Harbor Park Drive, Port Washington, New York on Monday, May 12, 1998, at 2:00 p.m. for the following purposes:

               1.   To elect directors.

               2. To consider and vote upon a proposal to ratify the appointment of Deloitte & Touche as the Company's independent auditors for fiscal 1998.

               3. To transact such other business as may properly come before the meeting and any and all adjournments or postponements thereof.

     The Board of Directors has fixed the close of business on March 27, 1998 as the record date for the determination of the stockholders entitled to notice of and to vote at the meeting and at any adjournment or postponement thereof.

     Stockholders are invited to attend the meeting. Whether or not you expect to attend, WE URGE YOU TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE PREPAID ENVELOPE. If you attend the meeting, you may vote your shares in person, which will revoke any previously executed proxy.

     If your shares are held of record by a broker, bank or other nominee and you wish to attend the meeting, you must obtain a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares and bring it to the meeting. In order to vote your shares at the meeting, you must obtain from the record holder a proxy issued in your name.

     Regardless of how many shares you own, your vote is very important. Please SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD TODAY.

                                   By Order of the Board of Directors

                                   Curt S. Rush,
                                   Secretary

Port Washington, New York
April 10, 1998

                             Global DirectMail Corp
                              22 Harbor Park Drive
                         Port Washington, New York 11050

                            ------------------------

                                 PROXY STATEMENT
                            ------------------------

Introduction

     This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Global DirectMail Corp, a Delaware corporation (the "Company"), for the 1998 Annual Meeting of the stockholders of the Company on May 12, 1998. The Notice of Annual Meeting, this proxy statement and the accompanying proxy are first being mailed on or about April 10, 1998 to stockholders of record as of the close of business on March 27, 1998. You can ensure that your shares are voted at the meeting by signing, dating and promptly returning the enclosed proxy in the envelope provided. Sending in a signed proxy will not affect your right to attend the meeting and vote in person. You may revoke your proxy at any time before it is voted by notifying the Company's Transfer Agent, The Bank of New York, 101 Barclay Street, New York, NY 10286 in writing, or by executing a subsequent proxy, which revokes your previously executed proxy.

     The Company's principal executive offices are located at 22 Harbor Park Drive, Port Washington, New York 11050.

Voting of Proxies

     Proxies will be voted as specified by the stockholders. Where specific choices are not indicated, proxies will be voted for proposals 1 and 2. Under the Delaware General Corporation Law and the Company's Amended and Restated Certificate of Incorporation and the Company's Bylaws, (x) the affirmative vote of a plurality of the outstanding shares of Common Stock entitled to vote and present, in person or by properly executed proxy, at a meeting at which a quorum is present will be required to elect or reelect a nominated director and (y) the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock entitled to vote and present, in person or by properly executed proxy, at a meeting at which a quorum is present will be required in order to ratify the appointment of Deloitte & Touche.

    A quorum is representation in person or by proxy at the Annual Meeting of at least a majority of the outstanding shares of common stock of the Company. Abstentions will be treated as votes cast on a particular matters as well as shares present and represented for purposes of establishing a quorum, with the result that an abstention has the same effect as a negative vote. Where nominee record holders do not vote on specific issues because they did not receive specific instructions on such issues from the beneficial owners, such broker nonvotes will not be treated as votes cast on a particular matter, and will therefore have no effect on the vote, but will be treated as shares present or represented for purposes of establishing a quorum.

    A list of stockholders of the Company satisfying the requirements of Section 219 of the Delaware General Corporation Law shall be available for inspection for any purpose germane to the meeting during normal business hours at the offices of the Company at least ten days prior to the Annual Meeting.

     On March 27, 1998, the record date for the 1998 Annual Meeting, there were outstanding and entitled to vote 38,231,990 shares of Common Stock of the Company entitled to one vote per share.

     Stockholders will not be entitled to appraisal rights in connection with any of the matters to be voted on at the Annual Meeting.

 1.  Election of Directors

         At the meeting, six directors are to be elected to serve until their successors have been elected and qualified. Information regarding such nominees is set forth below.

         The accompanying proxy will be voted for the election of the Board's nominees unless contrary instructions are given. If any Board nominee is unable to serve, which is not anticipated, the persons named as proxies intend to vote for the other Board nominees and, unless the number of nominees is reduced by the Board of Directors, for such other person or persons as the Board of Directors may designate.

Nominees

          Richard Leeds was appointed Chairman of the Board and Chief Executive Officer of the Company in April 1995. From April 1995 to February 1996, Mr. Leeds also served as Chief Financial Officer of the Company. From 1984 to April 1995, Mr. Leeds served as Co-President and Chief Financial Officer of certain predecessor corporations of the Company (the "Predecessor Companies"). Mr. Leeds joined the Company in 1982. Mr. Leeds graduated from New York University in 1982 with a B.S. in Finance. Richard Leeds is the brother of Bruce and Robert Leeds.

         Bruce Leeds was appointed Vice Chairman of the Board in April 1995. Mr. Leeds has served as President of International Operations since 1990. In addition, he served as Director of Corporate Development of the Predecessor Companies from 1982 through June of 1995, Secretary of the Company from April 1995 to October 1996 and as Chief Financial Officer from March 31, 1997 to December 31, 1997. Mr. Leeds joined the Company in 1977 after graduating from Tufts University with a B.A. in Economics.

          Robert Leeds was appointed Vice Chairman and President of Domestic Operations in April 1995. Prior to such time, Mr. Leeds served as Co-President and head of domestic operations of the Predecessor Companies since 1982. Mr. Leeds graduated from Tufts University in 1977 with a B.S. in Computer Applications Engineering and joined the Company in the same year.

          Robert Dooley was appointed as a Director of the Company in April 1995. Mr. Dooley has been a Senior Vice President, Worldwide Computer Sales and Marketing, of the Company or the Predecessor Companies since 1990. Mr. Dooley joined the Company in 1982, and since 1983 he has worked as Senior Marketing Executive for computer related products. Mr. Dooley graduated from Rensselaer Polytechnic Institute in 1976 with a B.S. in Physics.

          Robert Rosenthal was appointed as a Director of the Company in July 1995. Mr. Rosenthal is President and Chief Executive Officer of First Long Island Investors, Inc., which he co-founded in 1983. From July 1971 until September 1983, Mr. Rosenthal held increasingly responsible positions at Entenmann's Inc., eventually becoming Executive Vice President and Chief Operating Officer. Mr. Rosenthal is a 1971 cum laude graduate of Boston University and a 1974 graduate of Hofstra University Law School. Mr. Rosenthal is currently a Director of W.P. Stewart & Co., Inc., an investment counselor with assets under management of in excess of $8 billion.

          Stacy S. Dick was appointed as a Director of the Company in November 1995. Mr. Dick is Executive Vice President of Tenneco Inc. Prior to joining Tenneco Inc. in 1992, he was a Managing Director of The First Boston Corporation, a position he held beginning in 1989. Mr. Dick graduated from Harvard University with an AB degree magna cum laude in 1978 and received a Ph.D. in Business Economics from Harvard in 1983.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF DIRECTORS, WHICH IS DESIGNATED AS PROPOSAL NO. 1 ON THE ENCLOSED PROXY CARD.


Board Meetings; Committees of the Board

     During 1997, the Board of Directors held four meetings and acted by written consent one time, the Audit Committee held two meetings and the Compensation Committee held three meetings. All of the Directors attended all of the meetings of the Board and the respective committees of the Board of which they are members.

     The Board of Directors has the following standing committees:

         Audit Committee

     The Audit Committee recommends the annual engagement of auditors, with whom the Audit Committee will review the scope of audit and non-audit assignments, related fees, the accounting principles used in financial reporting, internal financial auditing procedures and the adequacy of internal control procedures. The members of the Audit Committee are Mr. Robert D. Rosenthal and Mr. Stacy S. Dick.

         Compensation Committee

     The Compensation Committee reviews and approves the remuneration arrangements for the officers and directors of the Company and reviews and recommends new executive compensation or stock plans in which the officers and/or directors are eligible to participate, including the granting of stock options. Stock option grants to officers and directors must also be approved by the Board of Directors. The members of the Compensation Committee are Messrs. Robert Leeds, Robert Rosenthal and Stacy Dick.

Compensation of Directors

     The Company's policy is not to pay compensation to Directors who are also employees of the Company. Each Director who is not an employee of the Company is paid a fee of $7,500 per year and $2,000 for each meeting of the Board of Directors in which the Director participates. During 1997, both non-employee Directors received options to purchase 2,000 shares of Common Stock pursuant to the Company's 1995 Stock Option Plan for Non-Employee Directors.

Executive Officers

         The following table sets forth certain information with respect to the executive officers of the Company as of March 27,1998.


      NAME                     AGE        OFFICER

      Richard Leeds            38        Chairman and Chief Executive Officer

      Bruce Leeds              42        Vice Chairman and President of
                                           International Operations

      Robert Leeds             42        Vice Chairman and President of
                                           Domestic Operations

      Robert Dooley            43        Director and Senior Vice President
                                          - Worldwide Computer
                                            Sales and Marketing

      Steven Goldschein        52        Senior Vice President and Chief
                                           Financial Officer

      Howard Kohos             40        Chief Accounting Officer and
                                           Corporate Controller

      Curt S. Rush             44        Secretary and General Counsel

      Leslie Biggs             54        Commercial and Financial Director
                                           of European Operations


    For information on Richard Leeds, Bruce Leeds, Robert Leeds and Robert Dooley, see page 2.

    Steven Goldschein has been Senior Vice President and Chief Financial Officer of the Company since January 5, 1998. From 1982 through 1997 Mr. Goldschein was Vice President Administration and Chief Financial Officer of Lambda Electronics Inc. From 1980 through 1982 he was that company's Corporate Controller. Prior to that time he was a Senior Manager with the accounting firm of Ernst & Young. Mr. Goldschein is a 1968 graduate of Michigan State University and a Certified Public Accountant in New York.

     Howard Kohos has been Chief Accounting Officer and Corporate Controller of the Company or the Predecessor Companies since January 1995 and held various positions in operations and finance from 1986 to 1995. Prior to 1986, Mr. Kohos was the Accounting Manager for the Fur Vault. Mr. Kohos graduated from Northern Illinois University in 1979 with a B.S. in Accounting and is a Certified Public Accountant in New York and California.

     Curt S. Rush has been General Counsel to the Company since September 23, 1996 and was appointed Secretary of the Company on October 30, 1996. Prior to joining the Company, Mr. Rush was employed from 1993 to 1996 as Corporate Counsel to Globe Communications Corp. and from 1990 to 1993 as Corporate Counsel to the Image Bank, Inc. Mr. Rush graduated from Hunter College in 1981 with a B.A. degree in Philosophy and graduated cum laude from Brooklyn Law School in 1984 where he was editor of the Law Review. He was admitted to the Bar of the State of New York in 1985.

     Leslie Biggs has been Commercial and Financial Director of European Operations since March 1992, having joined Misco in April 1990 as Financial Director. Prior to such time, Mr. Biggs was Group Financial Controller of Electrocomponents plc, a large United Kingdom public company and was a director of several of their domestic and overseas operations. Mr. Biggs graduated from Kilburn Polytechnic and qualified as a Chartered Secretary in 1967.


 Stock Ownership of Certain Beneficial Owners and Management

     The following table provides certain information regarding the beneficial ownership of the Company's Common Stock as of March 27, 1998 by (i) each of the Company's directors and officers listed in the summary compensation table, (ii) all directors and executive officers as a group and (iii) each person known to the Company to be the beneficial owner of 5% or more of any class of the Company's voting securities.


                                                                               Amount                Percent
                                                                           and Nature of               of
                                                                       Beneficial Ownership (1)       Class
         Directors and Executive Officers
         Richard Leeds (2)................................................... 10,486,680             27.4%
         Bruce Leeds (3).....................................................  8,631,595             22.6%
         Robert Leeds (4)....................................................  8,631,597             22.6%
         Robert Dooley.......................................................      9,200              *
         Stacy Dick (5)......................................................      8,000              *
         Robert Rosenthal (5)................................................     16,000              *
         Leslie Biggs........................................................          0              *
         All current directors and executive
            officers of the Company (10 persons)............................. 27,769,529             72.6%

         Other 5% Stockholders

         The Kaufman Fund (6)
            145 Each 45th Street, New York, NY 10017.........................   2,100,000             5.5%
         Massachusetts Financial Services Company (6)
            500 Baylston Street, Boston, MA 02116............................   1,940,950             5.1%

--------------------------

(1) As used in this table "beneficial ownership" means the sole or shared power to vote or direct the voting or to dispose or direct the disposition of any security. A person is deemed as of any date to have "beneficial ownership" of any security that such person has a right to acquire within 60 days after such date. Any security that any person named above has the right to acquire within 60 days is deemed to be outstanding for purposes of calculating the ownership percentage of such person, but is not deemed to be outstanding for purposes of calculating the ownership percentage of any other person. Unless otherwise stated, each person owns the reported shares directly and has the sole right to vote and determine whether to dispose of such shares.

(2)  Includes 1,856,083 shares owned by a limited partnership of which Richard
     Leeds is the general partner. Also includes 1,268,699 shares owned by irrevocable trusts for the benefit of the family of Bruce Leeds and 1,268,699 shares owned by irrevocable trusts for the benefit of the family of Robert Leeds for which Richard Leeds acts as co-trustee. Excludes a total of 830,391 shares owned by two irrevocable trusts in which Richard Leeds retained an annuity interest and 100,000 shares owned by a limited partnership in which Richard Leeds has an indirect pecuniary interest.

(3) Includes 1,268,948 shares owned by irrevocable trusts for the benefit of the family of Richard Leeds and 1,268,699 shares owned by irrevocable trusts for the benefit of the family of Robert Leeds for which Bruce Leeds acts as co-trustee. Excludes a total of 830,142 shares owned by two irrecovable trust in which Bruce Leeds retained an annuity interest and 100,000 shares owned by a limited partnership in which Bruce Leeds has an indirect pecuniary interest.

(4) Includes 1,268,699 shares owned by irrevocable trusts for the benefit of the family of Bruce Leeds and 1,268,948 shares owned by irrevocable trusts for the benefit of the family of Richard Leeds for which Robert Leeds acts as co-trustee. Excludes 830,142 shares owned by the two irrecovable trusts in which Robert Leeds retained an annuity interest and 100,000 shares owned by a limited partnership in which Robert Leeds has an indirect pecuniary interest.

(5) Includes options to acquire a total of 7,000 shares which are exercisable immediately pursuant to the terms of the Company's 1995 Stock Plan for Non-Employee Directors.

(6) This information is based on the stockholder's Schedule 13G filing for the year ended 12/31/97.

-----------------
* less than 1%


Section 16(a) Beneficial Ownership Reporting Compliance

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and any exchange on which the Company's securities may be traded. Officers, directors and ten-percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

    Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Form 5 were required for those persons, the Company believes that all such filing requirements for the year ended December 31, 1997 were complied with.

Certain Relationships and Related Transactions

Agreements

         Leases and Related Guarantees

          The Company currently has leases for facilities in Port Washington, NY and Suwanee, GA, with 2RB Associates Co. ("2RB") and Addwin Realty Associates ("Addwin"), entities owned by Richard Leeds, Bruce Leeds and Robert Leeds, directors of the Company and the Company's three senior executive officers and principal stockholders. The Company has also guaranteed rental payments under its lease with 2RB for the Port Washington, NY facility to the mortgagor of such facility. Rent expense under all such leases aggregated $1.9 million for the year ended December 31, 1997.

         Stockholders Agreement

          Certain members of the Leeds family (including Richard Leeds, Bruce Leeds and Robert Leeds) and Leeds' family trusts entered into a Stockholders Agreement pursuant to which the parties to such agreement agreed to vote in favor of the nominees of the Board of Directors designated by the holders of a majority of the shares of Common Stock held by such stockholders. In addition, such Agreement prohibits the sale of shares of Common Stock held by such stockholders without the consent of the holders of a majority of the shares held by all parties to such Agreement, subject to certain exceptions, including sales pursuant to an effective registration statement and sales made in accordance with Rule 144. Such agreement also grants certain drag-along rights in the event of the sale of all or a portion of the Common Stock held by holders of a majority of the shares held by such stockholders. As of December 31, 1997, the parties to the Stockholders Agreement beneficially owned 24,914,825 shares of Common Stock subject to such Agreement (constituting approximately 65.2% of the Common Stock outstanding).

          Pursuant to the Stockholders Agreement, the Company granted to the then existing stockholders party to such agreement demand and incidental, or "piggy-back," registration rights with respect to the Common Stock. The demand registration rights generally provide that the holders of a majority of the shares held by such stockholders may require, subject to certain restrictions regarding timing and number of shares, that the Company register under the Securities Act all or part of the Common Stock held by such stockholders. Pursuant to the incidental registration rights, the Company is required to notify such stockholders of any proposed registration of the Common Stock under the Securities Act and if requested by any such stockholder to include in such registration any number of shares of Common Stock held by it subject to certain restrictions. The Company has agreed to pay all expenses and indemnify any selling stockholders against certain liabilities, including under the Securities Act, in connection with registrations of Common Stock pursuant to such agreement.

Related Supplier

          One of the Company's suppliers is 50% owned by Richard Leeds, Bruce Leeds, Robert Leeds and other members of their immediate family. Purchases from this supplier were approximately $1.3 million for the year ended December 31, 1997 and the Company believes that those purchases were made at arms-length.

Compensation of Executive Officers

         The following table sets forth the compensation earned by the Chief Executive Officer ("CEO") and the four most highly compensated executive officers other than the CEO for the year ended December 31, 1997.


                                            Summary Compensation Table
                                                                                                             Long-Term
                                                                        Annual Compensation                  Compensation

                                                                                          Other              Securities
                                                                                          Annual             Underlying
Name and Principal Position                        Year      Salary ($)      Bonus ($)  Compensation ($)(1)   Options (#)
Richard Leeds                                      1997       $ 300,000            $ 0    $ 2,261                0
Chairman and Chief Executive Officer               1996       $ 300,000            $ 0    $ 2,062                0
                                                   1995       $ 680,900    $ 1,000,000      $ 870                0

Bruce Leeds                                        1997       $ 300,000            $ 0    $ 2,519                0
Vice Chairman, and President International         1996       $ 300,000            $ 0    $ 1,409                0
  Operations Chief Financial Officer               1995       $ 680,528    $ 1,000,000      $ 870                0
   (March 31-December 31, 1997)(2)

Robert Leeds                                       1997       $ 300,000            $ 0    $ 2,444                0
Vice Chairman and President                        1996       $ 300,000            $ 0    $ 2,309                0
  Domestic Operations                              1995       $ 681,429    $ 1,000,000      $ 870                0

Robert Dooley                                      1997       $ 275,600      $ 100,000    $ 4,919           60,000
Director and Senior Vice President                 1996       $ 262,600      $ 100,000    $ 3,840                0
  Computer Sales and Marketing                     1995       $ 250,599       $ 75,000    $ 2,310          120,000

Leslie Biggs                                       1997       $ 138,475       $ 11,480    $ 22,448               0
Commercial and Financial Director of               1996       $ 126,844       $ 25,268    $ 13,028           5,000
  European Operations                              1995       $ 121,881       $ 17,235    $ 11,911          20,000


----------------

(1) Includes the Company's pension and profit sharing plan contributions, automobile and gasoline allowance and excess life insurance coverage over $50,000.

(2) Effective January 5, 1998, Steven Goldschein became Chief Financial Officer of the Company. Pursuant to an employment contract, Mr Goldschein will receive a base salary of $310,000 per annum.




                                        Option Grants in Last Fiscal Year
                                                Individual Grants

                                                                                                             Potential
                                                                                                             Realizable
                                                     Percent                                                  Value at
                                                     of Total                                              Assumed Annual
                                 Number of           Options                                               Rates of Stock
                                 Securities          Granted to                                                 Price
                                 Underlying          Employees      Exercise or                             Appreciation
                                 Options             In Fiscal       Base Price      Expiration            For Option Term
Name                             Granted (#)          Year           ($/Share          Date              5%($)      10%($)

Richard Leeds                     --                   --              --               --                --           --
Bruce  Leeds                      --                   --              --               --                --           --
Robert Leeds                      --                   --              --               --                --           --
Robert Dooley                  60,000 (1)             32.6%           $17.50         3/24/2007        $660,340     $1,673,400
                               60,000 (2)                             $17.50         10/2/2005
Leslie Biggs                    5,000 (3)                             $17.50         7/30/2006           --            --


---------------

(1) These options were granted on 3/24/97 and become exercisable in equal portions on the third, fourth, and fifth anniversaries of such date.

(2) Amendment, dated 10/24/97, to terms of option granted on 10/2/95 at an exercise price of $24.375 per share.

(3) Amendment, dated 10/24/97, to terms of option granted on 7/30/96 at an exercise price of $39.50 per share.



                               Aggregated Option Exercises in Last Fiscal Year and
                                          Fiscal Year-End Option Values

                                                               Number of
                                                               Securities
                                                               Underlying             Value of
                                                              Unexercised             Unexercised
                                                                Options               In-the-Money
                               Shares                         at December             Options at
                              Acquired                        31, 1997(#)             December 31, 1997
                                 on           Value           Exercisable/            Exercisable/
Name                        Exercise(#)    Realized($)       Unexercisable            Unexercisable

Richard Leeds                    -              -                  -                       -
Bruce Leeds                      -              -                  -                       -
Robert Leeds                     -              -                  -                       -
Robert Dooley                    -              -              0/180,000                  0/0
Leslie Biggs                     -              -               0/25,000                  0/0



Compensation Committee Report to Stockholders

     The report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

     The Compensation Committee of the Board of Directors is responsible for administering the executive compensation plans and programs of the Company and for making recommendations to the Board of Directors regarding the compensation of and benefits provided to the Chief Executive Officer and the other executive officers.

Compensation Policies

     In establishing compensation and benefit levels for executive officers, the Committee seeks to (1) attract and retain individuals of superior ability and managerial talent, (2) motivate executive officers to increase Company performance primarily for the benefit of its stockholders but also for the benefit of its customers and other constituencies and (3) reward executives for superior individual contributions to the achievement of the Company's business objectives. To these ends, the Company's executive compensation package may consist of a base salary, annual cash bonus compensation and stock-based long-term incentive awards.

     Salary levels generally are determined based on the Committee's subjective assessment of prevailing levels among the Company's competitors. At higher levels, however, individual and Company performance will be given greater weight, along with competitive considerations.

     In establishing annual bonuses, the Committee considers such factors relating to the Company's overall performance as it, in its discretion, considers to be appropriate and assigns such weight to each such factor as it considers to be appropriate. The Committee may also consider its assessment of each individual's contribution to the improvement of operating results, growth, profitability and efficient operation of the Company.

     Stock-based incentives, at the present time consisting of stock options granted at 100% of the stock's fair market value on the grant date, constitute the long-term portion of the Company's executive compensation package. Stock options provide an incentive for executives to increase the Company's stock price and therefore, the return to the Company's stockholders. The vesting of certain executive stock options may be accelerated based upon the achievement of certain financial objectives by certain divisions of the Company. The number and timing of stock option grants are decided by the Committee based on its subjective assessment, with the advice of independent consultants, of prevailing levels of similar compensation among the Company's competitors. Stock option grants to officers and directors must be approved by the Board of Directors.

                                                     Robert Leeds
                                                     Robert D. Rosenthal
                                                     Stacy S. Dick


Compensation Committee Interlocks and Insider Participation

    No members of the Company's Compensation Committee (other that Robert Leeds) are employed by the Company. No director of the Company served during the last completed fiscal year as an executive officer of any entity whose compensation committee (or other comparable committee, or the Board, as appropriate) included an executive officer of the Company. There are no "interlocks" as defined by the Securities and Exchange Commission.


                          STOCK PRICE PERFORMANCE GRAPH


     The Stock Price Performance Graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

     The graph below compares cumulative total return of the Company, the S & P 500 and a comparable industry index created by the Company from the period beginning June 29, 1995 through December 31, 1997. The peer group index consists of a group of computer supply, mail order contract stationer and computer superstore companies. The stock price performance shown on the graph below is not necessarily indicative of future price performance. The graph and chart assumes that the value of the investment in the Company's Common Shares and for each index was $100 on June 29, 1995 and reflects reinvestment of dividends and market capitalization weighing.

                          Cumulative Total Return ($)

Registrant/    6/29/95    12/31/95   6/29/96   12/31/96    6/28/97    12/31/97
Index

GML             100          144       207        228         136        91
Peer Group      100          113       145        123         124       137
S&P 500         100          115       126        141         170       188


The Peer Group is an industry index selected by the Company and is comprised of the following computer supply, mail order contract stationer and computer superstore companies, as adjusted for relative market capitalization: Viking Office Products Inc., Micro Warehouse Inc., CDW Computers, Inc., Black Box Corporation, Creative Computers, Inc., Insight Enterprises, Inc., Corporate Express, Inc., Boise Cascade Office Products, Inc., BT Office Products International, Inc., US Office Products CO, Office Depot, Inc., Staples, Inc., OfficeMax, Inc. and Comp USA, Inc.

2.  Independent Public Accountants

         On the recommendation of the Audit Committee of the Board of Directors, the Board has appointed Deloitte & Touche LLP as auditors for the fiscal year 1998, subject to ratification by the stockholders. Deloitte & Touche LLP has audited the financial statements of the Company since the fiscal year 1993.

         Representatives of Deloitte & Touche LLP are expected to attend the 1998 Annual Meeting, where they will have the opportunity to make a statement if they wish to do so and will be available to answer appropriate questions from the stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF AUDITORS, WHICH IS DESIGNATED AS PROPOSAL NO. 2 ON THE ENCLOSED PROXY CARD.

Solicitation of Proxies

         The cost of soliciting proxies for the 1998 Annual Meeting will be borne by the Company. In addition to solicitation by mail, solicitations may also be made by personal interview, fax and telephone. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals, and the Company will reimburse them for expenses in so doing. Consistent with the Company's confidential voting procedure, directors, officers and other regular employees of the Company, as yet undesignated, may also request the return of proxies by telephone or fax, or in person.

Annual Report

         The Annual Report of the Company for the year ended December 31, 1997 was first mailed to all stockholders with this proxy statement.

Stockholder Proposals

         In general, stockholder proposals intended to be presented at an Annual Meeting, including proposals for the nomination of directors, must be received by the Company 60 days in advance of the anniversary date of the immediately preceding annual meeting, or by March 13, 1999, to be considered for the 1999 Annual Meeting. The requirements for submitting such proposals are set forth in the Company's Bylaws.

         Stockholder proposals intended to be considered for inclusion in the proxy statement for presentation at the 1999 Annual Meeting must be received by the Company by December 11, 1998.

Other Matters

         The Board of Directors does not know of any matter other than those described in this proxy statement that will be presented for action at the meeting. If other matters properly come before the meeting, the persons named as proxies intend to vote the shares they represent in accordance with their judgment.

                            GLOBAL DIRECTMAIL CORP
                                     PROXY
          This Proxy is Solicited on Behalf of the Board of Directors

     The undersigned hereby appoints Curt Rush and Kelly Maude and each of them, with power of substitution, attorneys and proxies to represent and to vote all shares of Common Stock of Global DirectMail Corp (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Global DirectMail Corp to be held on May 12, 1998 at 2:00 p.m. local time, and at any adjournment or postponements thereof.

     Under the Company's By-Laws, business transacted at the Annual Meeting of Stockholders is continued to the purposes slated in the Notice of the Meeting. This Proxy will, however, convey discretionary authority to the persons named herein as proxies to vote on mattes incident to the conduct of the Meeting.

     This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR the election of the nominees and FOR Proposal 2.

(Continued and to be dated and signed on the reverse side).

                                              GLOBAL DIRECTMAIL CORP.
                                              P.O. BOX 11243
                                              NEW YORK, NEW YORK  10203-0243


1.  Election of Directors     FOR all nominees           WITHHOLD AUTHORITY to vote                 EXCEPTIONS  [ ]
                              listed below [  ]          for all nominees listed below [ ]

Nominees: Richard Leeds, Bruce Leeds, Robert Leeds, Robert Dooley, Robert Rosenthal, Stacy S. Dick
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)

2. To consider and vote upon a proposal to ratify the appointment of Deloitte & Touche as the Company's independent auditors for fiscal 1998.

         FOR  [  ]           AGAINST  [   ]        ABSTAIN  [   ]

3. To transact such other businesses as may properly come before the meeting and any and all adjournments or postponements thereof.



Change of Address and
or Comments Mark Here  [   ]

The signature on this Proxy should correspond exactly with stockholder's name as printed to the left. In the case of joint tenancies, co-executors, and co-trustees, both should sign. Persons signing as Attorney, Executor, Administrator, Trustee or Guardian should give their full title.

Dated:  ___________________________ 1998

Signature _________________________

Signature _________________________

Votes must be indicated
(x) in Black or Blue ink.

(Please sign, date and return this proxy in the enclosed postage prepaid envelope.)